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                                                                   EXHIBIT 10.17



We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).


                          MARKETING SERVICES AGREEMENT
                  BETWEEN HEALTHSTREAM & HEALTHGATE DATA CORP.


         This Software Licensing Agreement ("Agreement") is entered into by and between HealthStream, Inc., a Tennessee corporation having its principal place of business at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 ("HealthStream") and HealthGate Data Corp., a Delaware corporation having its principal place of business at 25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803 ("HealthGate").



         WHEREAS, HealthStream is a provider of computer and Web-based education and training services organizations and individuals within the healthcare industry;

         WHEREAS, HealthStream is a provider of healthcare and education courseware and courseware management tools delivered via the Internet, corporate intranets and networks;

         WHEREAS, HealthGate enables hospitals and health systems to provide their users with access to healthcare content for professionals, patients, and consumers under its CHIOCE(TM) brand name for their Web sites on the Internet and on their corporate intranets;

         WHEREAS, HealthGate and HealthStream have entered into a cooperative effort to provide HealthStream branded, hosted and managed educational offerings via HealthGate's distribution channels; market said educational offerings; and sell the ad space inventory available within said educational offerings;

         WHEREAS, HealthGate and HealthStream wish to provide appropriate consideration for those efforts that each party has agreed to undertake;

         WHEREAS, HealthGate and HealthStream each acknowledge the sufficiency and adequacy of the value, concessions, and recitations set forth herein;

         NOW THEREFORE, HealthGate and HealthStream agree as follows:



                                   ARTICLE 1
                                  DEFINITIONS

For purposes of this Agreement, the terms below shall have the following meanings:

1.1. "CHOICE(TM)" means HealthGate's suite of products that provide healthcare content to hospitals and health systems for use on their Web sites and intranets. CHOICE(TM) is a trademark of HealthGate.

1.2. "Effective Date" means September 29, 1999, the date on which both parties to this Agreement have executed same.

1.3. "HealthGate" means HealthGate Data Corp. and any affiliated entity of HealthGate. HealthGate is said to be a HealthStream Site via the execution of this Agreement.

1.4. "HealthGate Sites" means the various branded Internet sites licensing products and services from HealthGate, including its CHOICE(TM) product.

1.5. "HealthStream" means HealthStream, Inc. and any Subsidiary of HealthStream, Inc.

1.6. "HealthStream Services" means HealthStream branded, hosted and managed healthcare educational offerings delivered via HealthStream Sites.

1.7. "HealthStream Sites" means those HealthStream managed and hosted Internet sites that deliver educational and other content via the T.NAV(R). HealthStream Sites may be available via the World Wide Web or through a private Intranet.

1.8. "Internet" means the international network of computers and computer networks accessible by the public at large of which the World Wide Web is a subset.

1.9. "Intranet" means an internal network protected from unauthorized users by a firewall and


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         accessible only by individuals within the organization serving the network.

1.10. "Joint Site" means one or more Internet sites available from HealthGate Sites containing HealthStream Services. The Joint Sites are also said to be a subset of HealthStream Sites. Joint Sites will contain branding from both HealthStream and HealthGate.

1.11. "Marketing Initiatives" means those significant HealthGate marketing activities that prominently include mention and promotion of HealthStream and the Joint Site services. Marketing Initiatives include but are not limited to the following: trade shows and exhibitions, seminars, direct mailing campaigns, third party publication advertisement campaigns, online banner advertisement campaigns. HealthGate and HealthStream will jointly determine the scope, total cost and cost allocation of Marketing Initiatives funded by both parties. Notwithstanding other considerations, HealthStream financial participation in each Marketing Initiative will be determined in part by the extent of Joint Site and HealthStream promotion in said Marketing Initiative.

1.12. "Subsidiary" means a company in which, on a class-by-class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by another company, but only so long as such ownership or control exists.

1.13. "T.NAV(R)" means HealthStream's computer based training product that delivers and monitors World Wide Web based Content. T.NAV(R) is available in multiple configurations, each containing common core functionality with unique features applicable for a given application's distribution and access requirements, e.g. Internet eCommerce, Intranet, local area networks, etc. T.NAV(R) is a registered trademark of HealthStream. T.NAV(R) is also branded as Training Navigator(TM), a trademark of HealthStream.



                                   ARTICLE 2
                  RESPONSIBILITIES AND STRATEGIC RIGHTS GRANTS

2.1.     During the term of this Agreement, HealthGate shall:

         2.1.1. Promote the Joint Site as a part of HealthGate's public advertising strategy. HealthGate and HealthStream will jointly develop a specific promotion plan within ninety (90) days of the Effective Date that will include a minimum of one
                  (1) Marketing Initiative per month. HealthGate will include the use of the HealthStream trademark logo on all HealthGate marketing materials that reference the services provided by the Joint Site. All such Marketing Initiatives will be jointly approved by HealthStream and HealthGate.

         2.1.2. * marketing expenditures of * per * specifically promoting the Joint Site's products and services. In addition, HealthGate will * payments to HealthStream of * per * to underwrite the delivery of continuing education credits to healthcare professionals, which credits will be provided at no cost to those healthcare professionals, during the term of this Agreement.

2.2.     During the term of this Agreement, HealthStream shall:

         2.2.1. Assign a partner manager to the HealthGate account who will be responsible for maintaining communication with HealthGate personnel regarding site functionality, marketing, and other business issues.

         2.2.2. Financially participate in at least one Marketing Initiative per quarter.


                                   ARTICLE 4
                        INTELLECTUAL PROPERTY PROVISIONS

4.1. Both parties will cause to appear on all marketing or promotional materials concerning the Joint Site, the other party's copyright, trademark, or patent notices.

4.2. The parties agree that ownership for any invention conceived or developed during the course of


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         this Agreement shall vest in accordance with the patent rules governing inventorship.

4.3. Each party is responsible for protecting, documenting, and maintaining its own intellectual property. Except as expressly set forth herein, this Agreement does not grant either party any proprietary rights of any type in the other party's materials, services, software code or content.



                                   ARTICLE 5
                 PROHIBITION AGAINST ASSIGNMENT AND SUBLICENSE

This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed (except as permitted in this Article 5) by either party. Notwithstanding the foregoing, this Agreement may be assigned to a successor in interest to all of a party's assets or substantially all of a party's assets and shall inure to the benefit of and be binding upon successors or purchasers of substantially all of either party's assets.



                                   ARTICLE 6
                               TERM OF AGREEMENT

Provided this Agreement has been properly executed by an officer of HealthGate and by an officer of HealthStream, the term of this Agreement ("Term") shall run from the Effective Date until two (2) years after the Effective Date, and thereafter be automatically extended for additional one (1) year periods unless either party provides thirty (30) days written notice to the non-terminating party.



                                   ARTICLE 7
                            DEFAULT AND TERMINATION

7.1. The non-defaulting party may terminate this Agreement in its entirety if any of the following events of default occur:

         7.1.1. If the defaulting party materially fails to perform or comply with this Agreement or any provision hereof;

         7.1.2.   If the defaulting party makes an assignment in violation of
                  Article 5;

         7.1.3. If a party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors;

         7.1.4. If a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party; or

         7.1.5. If such a petition is filed by any third party, or an application for a receiver of a party is made by anyone and such petition or application is not resolved favorably or discharged to such party within ninety (90) days.

7.2. Termination due to a breach of Articles 5 shall be effective upon notice. In all other cases termination shall be effective sixty (60) days after notice of termination to the defaulting party if the defaults have not been cured within such sixty (60) day period. The rights and remedies of the parties provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.



                                   ARTICLE 8
                          OBLIGATIONS UPON TERMINATION

8.1. From and after termination or expiration of this Agreement, both parties shall discontinue the operation of the Joint Site, cease and desist from all use of the other party's name(s) and associated trademark(s), and, upon request, deliver to the other party or its authorized representatives or destroy all material upon which those name(s) and the associated trademarks appear.


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8.2.     Articles 3, 4, 8, 9, 10, 11, Section 13.1, and Article 14 shall survive termination or expiration of this Agreement.




                                   ARTICLE 9
                WARRANTIES, LIMITATION OF LIABILITY AND REMEDIES

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES. ANY AND ALL OTHER IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING THOSE FOR MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS, UNLIQUIDATED INVENTORY, ETC.), INCIDENTAL, INDIRECT, ECONOMIC, OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.



                                   ARTICLE 10
                                     AUDITS

10.1. During the term of this Agreement, the parties hereto agree to keep all usual and proper records and books of account and all usual and proper entries relating to Marketing Initiatives consistent with generally accepted accounting principles.

10.2. HealthStream may cause an audit to be made of the applicable HealthGate records that pertain to this Agreement for the sole purpose of verifying Marketing Initiative reports issued by HealthGate to HealthStream and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public accountant of national stature (e.g., Deloitte) selected by HealthStream (other than on a contingent fee basis) and shall be conducted during regular business hours at HealthGate's offices and in such a manner as not to interfere with HealthGate's normal business activities. Any such audit shall occur no more than once per calendar year and within six (6) months of the end of the calendar year. HealthStream shall pay for any such audit unless Material discrepancies are disclosed. "Material" shall mean the lesser of Five Thousand Dollars (US$5,000.00) or five percent (5%) of the amount that should have been reported. If Material discrepancies are disclosed, HealthGate agrees to pay HealthStream the costs associated with the audit not to exceed Five Thousand Dollars (US$5,000.00). The auditor shall only disclose the correct data and amounts as called for on the royalty reports.

10.3. HealthGate may cause an audit to be made of the applicable HealthStream records and facilities for the sole purpose of verifying any Marketing Initiative reports issued by HealthStream to HealthGate, and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified public accountant of national stature (e.g., Deloitte) selected by HealthGate (other than on a contingent fee basis) and shall be conducted during regular business hours at HealthStream's offices and in such a manner as not to interfere with HealthStream's normal business activities. Any such audit shall be paid for by HealthGate unless Material discrepancies are disclosed. "Material" shall mean the lesser of Five Thousand Dollars (US$5,000.00) or five percent (5%) of the amount that should have been reported. If Material discrepancies are disclosed, HealthStream agrees to pay HealthGate for the costs associated with the audit not to exceed Five Thousand Dollars (US$5,000.00). In no event shall audits be made more frequently than annually unless the immediately preceding audit disclosed a Material discrepancy. The auditor shall only disclose the correct data and amounts as called for on the royalty reports.

10.4. Any statement shall affect neither the right to examine and audit nor the right to receive an adjustment to the contrary, appearing on checks or otherwise, unless expressly agreed to in writing by the party having such right.

10.5. In the event that either party makes any claim with respect to an audit, upon the audited party's


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         written request the party who has requested such audit will make available to the audited party the records and reports pertaining to such audit prepared by the independent auditor who performed such audit.




                                   ARTICLE 11
                              NOTICES AND REQUESTS

All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested, or sent by air express courier, charges prepaid; and addressed as follows:

HEALTHGATE:                HealthGate Data Corp.
                           Attn: Rick Lawson
                           President
                           25 Corporate Drive, Suite 310
                           Burlington, Massachusetts 01803

HEALTHSTREAM:              HealthStream, Inc.
                           Attn: Robert H. Laird
                           209 10th Avenue South
                           Suite 450
                           Nashville, Tennessee 37203


or to such other address as the party to receive the notice or request so designates by written notice to the other.



                                   ARTICLE 12
                                     MEDIA

Each party agrees it will not use the other party's name, marks, or logos in any advertising, promotional material, press release, publication, public announcement, or through other media, written or oral, whether to the press, to holders of publicly owned stock without the prior written consent of the other party. Such consent shall not be unreasonably withheld or delayed. Accurate statements made by either party as to the basic terms of this Agreement are said to have the consent of the other party




                                   ARTICLE 13
                                CONTROLLING LAW

13.1. This Agreement shall be construed and controlled by the laws of the State of Tennessee.

13.2. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise as defined in 16 CFR Section 436.2(a).




                                   ARTICLE 14
                                ATTORNEYS' FEES

If either HealthStream or HealthGate employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party in any proceeding shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.


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                                   ARTICLE 15
                                    GENERAL

15.1. This Agreement does not constitute an offer by HealthStream and it shall not be effective until signed by both parties. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and replaces and supplants all prior and contemporaneous communications. It shall not be modified except by a written agreement signed on behalf of HealthGate and HealthStream by their respective duly authorized representatives. Unless agreed to in a separate writing signed by both parties, any statement appearing as a restrictive endorsement on a check or other document which purports to modify a right, obligation or liability of either party shall be of no force and effect.

15.2. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect. If this Agreement as it relates to any product(s) licensed hereunder shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable or if this Agreement is terminated as to particular product(s), this Agreement shall remain in full force and effect as to the remaining product(s).

15.3. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

15.4. The Article headings used in this Agreement and the attached Exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in Section 1.2 above. All signed copies of this Agreement shall be deemed originals.



 /s/ Robert A. Frist, Jr.
------------------------------
HealthStream, Inc.
Robert A. Frist, Jr.
Chief Executive Officer


 /s/ Mary B. Miller
------------------------------
HealthGate Data Corp.
Mary B. Miller
Chief Financial Officer